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                                                                    EXHIBIT 23.5

The Board of Directors
@Entertainment, Inc.:

    We hereby consent to the use in this Registration Statement of our reports, dated March 29, 1999, on @Entertainment, Inc.'s consolidated financial statements as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, included in this Registration Statement, and to the reference to our Firm under the heading "Experts" in this Registration Statement.

                                        KPMG

Warsaw, Poland
December 13, 1999